CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Equipointe Funds and to the use of our report dated December 27, 2005 on Equipointe Growth and Income Fund’s ( a series of shares of Equipointe Funds) financial statements and financial highlights as of and for the period ended October 31, 2005.   Such financial statements and financial highlights appear in the 2005 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.

                                                                                          Briggs, Bunting & Dougherty, LLP

Philadelphia, Pennsylvania

February 28, 2006